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                                                                     EXHIBIT 5.1


                                 June 19, 1998


6650.1250

Fitzgeralds Gaming Corporation
301 Fremont Street
Las Vegas, Nevada 89101


      RE:   Fitzgeralds Gaming Corporation
            Registration Statement on Form S-4
            File No. 333-51273


Gentlemen:


      We have represented Fitzgeralds Gaming Corporation ("FGC") and certain of its subsidiaries, as special securities counsel, in connection with the offer by FGC to exchange $1,000 principal amount of its 12 1/4% Senior Secured Notes due 2004, Series B (the "New Notes"), for each $1,000 principal amount of its 12 1/4% Senior Secured Notes due 2004, Series A (the "Old Notes"), and the issuance by the guarantors (as defined below) of the guarantees of the New Notes (the "Guarantees"). The New Notes will be issued pursuant to an Indenture dated as of December 30, 1997 (the "Indenture") among FGC, as issuer, the subsidiaries named therein, as guarantors (the "Guarantors"), and the Bank of New York, as trustee and collateral agent. The exchange of the New Notes and the Guarantees is being registered by FGC and the Guarantors, respectively, pursuant to a Registration Statement of Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), File No. 333-51273 which has been filed with the Securities and Exchange Commission (the "Commission").


      In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement, in the form filed with the Commission and as amended through the date hereof; (ii) the Certificates of Incorporation of FGC and each of the Guarantors, as currently in effect; (iii) the By-laws of FGC and each of the Guarantors, as currently in effect; (iv) the Indenture; (v) the form of the New Notes; and (vi) resolutions of the Boards of Directors of FGC and each of the Guarantors relating to, among other things, the issuance of the New Notes, the exchange of the New Notes for the Old Notes, the issuance of the Guarantees and the filing of the Registration Statement.

      We have obtained from officers of FGC and the Guarantors and have examined the originals, or copies identified to our satisfaction, of such certificates, agreements and other assurances as we consider necessary for the purpose of rendering the opinion hereinafter expressed. We have additionally consulted with officers and other representatives of FGC and the Guarantors and have obtained such representations with respect to matters of fact as we deem necessary or advisable; however, we have not necessarily independently verified the content of factual statements made to us in connection therewith, or the veracity of such representations.
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Fitzgeralds Gaming Corporation
June 19, 1998
Page 2


      In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

      Based on the foregoing and on such other instruments, documents and matters as we have deemed necessary for the purpose of rendering this opinion, it is our opinion that the New Notes and the Guarantees, when issued in exchange for the Old Notes as provided in the Registration Statement, will be legal, valid and binding obligations of FGC or the Guarantors, as the case may be, except to the extent limited by the effect of (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, preferential transfer or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally, (b) general principals of equity, including but not limited to concepts of materiality, reasonableness, good faith and fair dealing, the possible unavailability of specific performance, the unenforceability of waivers of certain rights or defenses, penalty provisions or choice of law provisions, whether enforcement is considered in proceedings in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, (c) usury or similar laws and (d) laws or policies relating to the nonenforceability of indemnification or contribution provision, as to which we express no opinion.

      We hereby consent to the reference to our firm under the heading "Legal Matters" in the Prospectus and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by
Section 7 of the Securities Act.

                                    Very truly yours,


                                    HUGHES HUBBARD & REED LLP